                                                                      EXHIBIT 10






                        ________________________________

                              OPERATING AGREEMENT

                                     - OF -

                            CAESARS BLACK HAWK, LLC
                        ________________________________

                               FEBRUARY 26, 1995
                        ________________________________

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
     ARTICLE 1: ORGANIZATION AND DEFINITIONS...........................  1
             1.1 Company Name..........................................  1
             1.2 Initial Members.......................................  1
             1.3 Nevada Office and Agent...............................  1
             1.4 Colorado Office and Agent.............................  1
             1.5 Foreign Qualification.................................  1
             1.6 Term..................................................  1
             1.7 Definitions...........................................  2

     ARTICLE 2: PURPOSES AND POWERS....................................  2
             2.1 Principal Purpose.....................................  2
             2.2 Other Purposes........................................  2
             2.3 Powers................................................  2

     ARTICLE 3: PROJECT DEVELOPMENT                                      2
             3.1 General Intent........................................  2
             3.2 Employee Costs........................................  2
             3.3 Debt Financing........................................  2
             3.4 Development Plan......................................  3
             3.5 Annual Budgets........................................  3

     ARTICLE 4: CAPITAL CONTRIBUTIONS
             4.1 Initial Contributions.................................  3
             4.2 Additional Contributions..............................  3
             4.3 Default...............................................  4
             4.4 No Withdrawal.........................................  5
             4.5 No Interest on Capital................................  5
             4.6 Loans by Members......................................  5
             4.7 No Drawing Accounts...................................  5
             4.8 Capital Accounts......................................  5
             4.9 Optional Purchase from Roman Entertainment's
                   Capital Account.....................................  5
             4.10 Transfer.............................................  6

     ARTICLE 5: MANAGEMENT                                               7
             5.1 Management............................................  7
             5.2 Member's Representative...............................  7
             5.3 Majority Voting.......................................  7
             5.4 Unanimous Vote........................................  7
             5.5 Management Agreement..................................  8

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

             5.6 Reimbursement.........................................  8
             5.7 No Resignation or Retirement..........................  8
             5.8 Agency Powers.........................................  8
             5.9 Substitute Members....................................  8
             5.10 Additional Member....................................  9
             5.11 Officers.............................................  9

       ARTICLE 6: ALLOCATION OF PROFITS AND LOSSES.....................  9
             6.1 Profits and Losses....................................  9
             6.2 General Allocation Rule...............................  9
             6.3 Exception.............................................  9
             6.4 Tax Allocations....................................... 10
             6.5 Transfer.............................................. 10
             6.6 Contributed Property.................................. 11
             6.7 Tax Credits........................................... 11

       ARTICLE 7: DISTRIBUTIONS........................................ 11
             7.1 Cash Reserves......................................... 11
             7.2 Pro rata Distributions................................ 11
             7.3 Nonprorata Distributions.............................. 12
             7.4 Payment............................................... 12
             7.5 Withholding........................................... 12
             7.6 Distribution Limitation............................... 12

       ARTICLE 8: MEETINGS OF MEMBERS.................................. 12
             8.1 Annual Meeting........................................ 12
             8.2 Special Meetings...................................... 12
             8.3 Place................................................. 13
             8.4 Notice................................................ 13
             8.5 Waiver of Notice...................................... 13
             8.6 Record Date........................................... 13
             8.7 Quorum................................................ 13
             8.8 Manner of Acting...................................... 13
             8.9 Proxies............................................... 13
             8.10 Meetings by Telephone................................ 13
             8.11 Action Without a Meeting............................. 13

       ARTICLE 9: LIABILITY OF A MEMBER................................ 14
             9.1 Limited Liability..................................... 14
             9.2 Liability to Company.................................. 14

       ARTICLE 10: INDEMNIFICATION..................................... 14
             10.1 General.............................................. 14
             10.2 Expense Advancement.................................. 14

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
           10.3 Insurance.............................................. 15
           10.4 Indemnification of Others.............................. 15

     ARTICLE 11: ACCOUNTING AND REPORTING.............................. 15
           11.1 Fiscal Year............................................ 15
           11.2 Accounting Method...................................... 15
           11.3 Tax Elections.......................................... 15
           11.4 Returns................................................ 15
           11.5 Reports................................................ 15
           11.6 Books and Records...................................... 16
           11.7 Information............................................ 16
           11.8 Banking................................................ 16
           11.9 Tax Matters Partner.................................... 16
           11.10 No Partnership........................................ 17

     ARTICLE 12: DISSOLUTION OF THE COMPANY............................ 17
           12.1 Dissolution............................................ 17
           12.2 Events of Withdrawal................................... 18
           12.3 Bankruptcy............................................. 19
           12.4 Continuation........................................... 19

     ARTICLE 13: LIQUIDATION........................................... 19
           13.1  Liquidation........................................... 19
           13.2  Priority of Payment................................... 20
           13.3  Distribution to Members............................... 20
           13.4  No Restoration Obligation............................. 21
           13.5  Liquidating Reports................................... 21
           13.6  Articles of Dissolution............................... 21
           13.7  Waiver of Certain Rights.............................. 21

     ARTICLE 14: TRANSFER RESTRICTIONS................................. 21
           14.1 General Restriction.................................... 21
           14.2 No Member Rights....................................... 22
           14.3 Permitted Transferee................................... 22
           14.4 Right of First Refusal................................. 22
           14.5 General Conditions on Transfers........................ 23
           14.6 Rights of Transferees.................................. 24
           14.7 Security Interest...................................... 24

     ARTICLE 15: DISPUTE RESOLUTION.................................... 25
           15.1 Disputes............................................... 25
           15.2 Negotiation............................................ 25
           15.3 Arbitration............................................ 25

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
     ARTICLE 16: PRIVILEGED LICENSE PROTECTION......................... 26
           16.1 Regulatory Detriment................................... 26
           16.2 No Unsuitability Knowledge............................. 26

     ARTICLE 17: GENERAL PROVISIONS.................................... 26
           17.1  Amendment............................................. 26
           17.2  Representations....................................... 27
           17.3  Unregistered Interests................................ 27
           17.4  Confidentiality....................................... 27
           17.5  Exclusivity........................................... 28
           17.6  Conflicts............................................. 28
           17.7  Broker................................................ 28
           17.8  Relationship with Consultants......................... 29
           17.9  Waiver of Partition Right............................. 29
           17.10  Waivers Generally.................................... 29
           17.11  Equitable Relief..................................... 29
           17.12  Remedies for Breach.................................. 29
           17.13  Original............................................. 29
           17.14  Notices.............................................. 30
           17.15  Costs................................................ 31
           17.16  Indemnification...................................... 31
           17.17  Name................................................. 31
           17.18  Partial Invalidity................................... 31
           17.19  Entire Agreement..................................... 31
           17.20  Benefit.............................................. 31
           17.21  Binding Effect....................................... 31
           17.22  Further Assurances................................... 32
           17.23  Headings............................................. 32
           17.24  Terms................................................ 32
           17.25  Governing Law........................................ 32

     EXHIBIT "A" - DEFINITIONS......................................... 33
     EXHIBIT "B" - INITIAL CAPITAL CONTRIBUTION OF COLORADO GOLD....... 37
     EXHIBIT "C" - SCOPE OF GOLD MOUNTAIN DEVELOPMENT.................. 39

                              OPERATING AGREEMENT

                                       OF

                            CAESARS BLACK HAWK, LLC

This OPERATING AGREEMENT is made as of this 26th day of February, 1996 by both of the initial Members of CAESARS BLACK HAWK, LLC, a Colorado limited liability company. In consideration of our mutual promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), we agree as follows with respect to the administration and regulation of the affairs of the Company:


ARTICLE 1: ORGANIZATION AND DEFINITIONS

1.1 COMPANY NAME. The business of the Company will be conducted under the name "Caesars Black Hawk, LLC" or any other name determined by the Company in accordance with governing law.

1.2 INITIAL MEMBERS. The names and addresses of the two initial Members of the Company are as follows:

     ROMAN ENTERTAINMENT CORPORATION OF COLORADO       COLORADO GOLD, LTD.
     c/o Caesars World, Inc.,                          3040 Post Oak Boulevard
     3800 Howard Hughes Parkway - 16th Floor           Suite 675
     Las Vegas, Nevada 89109                           Houston, Texas 77056

1.3 NEVADA OFFICE AND AGENT. The initial registered office of the Company in Nevada is located at 3800 Howard Hughes Parkway - 16th Floor, Las Vegas, Nevada 89109, and its initial registered agent at such address is Roberto Rivera-Soto. The Company may subsequently change its registered office or registered agent in Nevada in accordance with the Act.

1.4 COLORADO OFFICE AND AGENT. The initial registered office of the Company in Colorado is located at 633 Seventeenth Street, Denver, Colorado 80202, and its initial registered agent at such address is James L. Cunningham. The Company may subsequently change its registered office or registered agent in Colorado in accordance with the Act.

1.5 FOREIGN QUALIFICATION. After formation of the Company under the Act, the Company will apply for any required certificate of authority to do business in the State of Colorado and in any other state or jurisdiction where it conducts business, as appropriate.

1.6 TERM. The Company begins on the date its Articles of Organization are filed with the Colorado Secretary of State and continues until its Dissolution.

1.7 DEFINITIONS. Terms used with initial capital letters will have the meanings specified in EXHIBIT A, applicable to both singular and plural forms, for all purposes of this Agreement.


ARTICLE, 2: PURPOSES AND POWERS

2.1 PRINCIPAL PURPOSE. The business and principal purpose of the Company is to investigate, seek, acquire and engage in casino gaming in the Black Hawk/Central City, Colorado area.

2.2 OTHER PURPOSES. The Company may engage in activities related or incidental to its principal purpose, as well as any other lawful business or activity (other than banking or insurance) agreed to by the affirmative vote of Members owning more than 50% of the profit Interests held by all Members.

2.3 POWERS. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.


ARTICLE 3: PROJECT DEVELOPMENT

3.1 GENERAL INTENT. The Members anticipate that substantial expenditures will be made in the pre-development stage of the Project (including feasibility studies, land acquisition, development planning, and the obtaining of a gaming license). In addition to Colorado Gold's Initial Contribution of capital the Members anticipate that these costs will be funded through Roman Entertainment contribution obligations, all as set forth in Section 4.1.

3.2 EMPLOYEE COSTS. Each Member will be separately responsible for its own payroll and benefit expense of its employees and independent contractors with respect to Company business. With respect to the Company's own employees, all employee payroll and benefit expenses will be paid by the Company. However, in accordance with the provisions of that certain Management Services Agreement of even date herewith by and between the Company, as Owner, and Caesars World, Inc., as Operator ("the Management Agreement"), the Company will on a current monthly basis reimburse the Operator for all payroll and benefit costs (including salary, bonuses and other forms of compensation) of the general manager and chief financial officer of the Project (who will be employees of the Operator which is an Affiliate of Roman Entertainment).

3.3 DEBT FINANCING.  Held as confidential to the company

3.4 DEVELOPMENT PLAN. Held as confidential to the company






3.5 ANNUAL BUDGETS. Roman Entertainment will prepare an Annual Budget within a reasonable time before the beginning of each Fiscal Year, including the budget submitted under the Management Agreement. An Annual Budget will include the amount of any Additional Contribution that is determined to be necessary or desirable (to be made in the proportion of the Capital Contributions previously made), and the date or dates on which such contribution to capital will be due. The Members agree to cooperate in good faith to approve each Annual Budget, and any amendments that are deemed necessary or desirable. Upon written approval of an Annual Budget by all the Members, the Members will be obligated to make Additional Contributions in accordance with its terms.


ARTICLE 4: CAPITAL CONTRIBUTIONS


4.1 INITIAL CONTRIBUTIONS. Held as confidential to the company

4.2 ADDITIONAL CONTRIBUTIONS. Except upon the agreement of all Members and upon such terms and conditions as the may agree in writing (including any Annual Budget approved under Section 3.5), no Additional Contribution will be required or permitted from any Member unless otherwise required by governing law.

4.3 DEFAULT. If a Member fails to make a required Capital Contribution timely when due, each other Member which is not in default will have the option to:

[a]  Make all or part of such Capital Contribution on its own behalf;

[b] Loan all or part of such Capital Contribution amount to the Company, with such loan payable on demand and with Interest (and such amount will be treated as a loan rather than as a Capital Contribution);

[c] If the required Capital Contribution amount is neither contributed nor loaned to the Company under [a] and [b] above, cause the Dissolution of the Company.

If there is more than one Member which is not in default in its required Capital Contributions, the Members will agree among themselves as to the allocation of any required Capital Contribution that is either contributed or loaned, and if they do not agree, each such Member will be entitled to contribute and to loan an amount equal to its proportionate share (based on the ratio of their Capital Contributions previously made). If either Roman Entertainment's or Colorado Gold's percentage of total Capital Contributions exceeds ninety percent (90%) of the total Capital Contributions made to the Company, the party with more than ninety percent (90%) of the total Capital Contributions will have the option, by Notice to the other, to acquire the other party's Ownership Interest. The purchase price of such Ownership Interest will be Fair Market Value as they may mutually agree in writing, or absent such agreement, as determined by Arthur Andersen & Co. Payment of the purchase price will be in cash in immediately available funds, against assignment of the Ownership Interest free and clear of all liens and encumbrances. For purposes of this Section 4.3, any reference to Roman Entertainment or Colorado Gold collectively includes any immediate or remote Transferee of its Ownership Interest (whether or not admitted as a substitute Member).


In the event a Member fails to make a required Capital Contribution ("the defaulting Member") and another Member makes a Capital Contribution in the stead of the defaulting Member ("a funding Member"), the respective Capital Accounts of the defaulting Member and the funding Member shall be decreased and increased, respectively, in an amount equal to the Capital Contribution so substituted.

Notwithstanding the foregoing, should Colorado Gold fail to make the additional $3 million Initial Contribution of capital as and when required under Section
4.1 [a] [ii], [y] the dissolution and termination provisions of this Section
4.3 shall not become operative, but [z] Colorado Gold's Capital Account will be adjusted downward accordingly and Colorado Gold shall forfeit its optional purchase from Roman Entertainment's Capital Account permitted under Section 4.9.

4.4 NO WITHDRAWAL. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Member's capital from the Company or, when such withdrawal of capital is permitted, to demand a distribution of property other than cash.

4.5 NO INTEREST ON CAPITAL. No Member will be entitled to receive interest on such Member's Capital Contribution or Capital Account.

4.6 LOANS BY MEMBERS. The Company may borrow money from any Member or Affiliate for Company purposes. Any such amount will be repaid with Interest and upon demand, or with Interest and upon such other terms as the Company and such Member or Affiliate may agree; provided that, such other terms may not be less favorable to the Company than the terms available from an unrelated lender dealing at arm's-length (including a reasonable financing fee). Any such advance or loan will be treated as indebtedness of the Company, and will not be treated as a Capital Contribution by a Member. If any Member or Affiliate pays money pursuant to any letter of credit, guarantee or other surety arrangement for the benefit of the Company, such payment of money will be deemed to be a loan made by such Person to the Company.

4.7 NO DRAWING ACCOUNTS. The Company will not maintain a drawing account for any Member. All Distributions to Members will be governed by Article 7 (relating to Distributions) and by Article 13 (relating to Liquidation).

4.8 CAPITAL ACCOUNTS. Held as confidential to the company

4.9 OPTIONAL PURCHASE FROM ROMAN ENTERTAINMENT'S CAPITAL ACCOUNT. Colorado Gold, or a third party selected by Colorado Gold and approved in writing by Roman Entertainment (which
                                      5
approval shall not be unreasonably withheld), shall have the option to purchase from Roman Entertainment up to $6.4 million of Roman Entertainment's Capital Account under the following terms and conditions:

[a] Colorado Gold must provide Roman Entertainment not less than fourteen (14) days prior written notice of Colorado Gold's intention to exercise such option;

[b] the exercise price for such option shall be equal to the aggregate of (i) the cost of such portion of Roman Entertainment's Initial Contribution upon which the option is being exercised, plus (ii) interest on such portion of Roman Entertainment's Initial Contribution upon which the option is being exercised at the rate of twelve (12%) percent PER ANNUM from a date forty-five (45) days next after the date of the execution and delivery of this Agreement to the date of the actual transfer pursuant to the option exercise;

[c] any option to be exercised by Colorado Gold under this Section 4.9 must be exercised by no later than September 30, 1996; and,

[d] any such third party approved in writing by Roman Entertainment to acquire an interest in the Company shall also be admitted as a Member of the Company.

Upon the completion of such purchase or purchases, the Members' respective Capital Accounts shall be adjusted automatically to reflect such purchase(s).

4.10 TRANSFER. If all or any part of an Ownership Interest is transferred in accordance with this Agreement, the Capital Account of the Transferor (including a share of Capital Contributions) that is attributable to the transferred interest will carry over to the Transferee.

ARTICLE 5: MANAGEMENT


5.1 MANAGEMENT. All management rights are vested in the Members (and no manager will be elected by the Members unless the Articles and this Agreement are appropriately amended).

5.2 MEMBER'S REPRESENTATIVE. Each Member other than an individual will designate one or more individuals to act as such Member's duly authorized representative and agent for purposes of exercising such Member's vote on any matter involving the Company. Each Member other than an individual may also designate one or more individuals as an alternate in the event that the primary representative is unavailable to act for any reason. If a Member appoints two representatives (whether primary or alternate), such Member will act by their unanimous agreement; if a Member appoints more than two representatives (whether primary or alternate), such Member will act by the agreement of a majority of them. A Member will designate its primary and alternate representative by Notice to each other Member, and may change any such designation at any time upon similar Notice. Until further Notice, Roman Entertainment appoints David A. Mitchell as its primary representative.
Until further Notice, Colorado Gold appoints H. Thomas Winn as its primary representative. The representatives of a Member will cast the vote of each Member in accordance with such Member's Profits Interest, as provided in this Article.

5.3 MAJORITY VOTING. Notwithstanding the powers granted to a Member under the Act, all decisions by the Company will be made by the affirmative vote of Members owning more than 50% of the Profits Interests held by all Members, unless the unanimous vote (under Section 5.4) provisions apply or as otherwise specifically provided in this Agreement. Any determination to be made by the Company will be made in its sole and absolute discretion.

5.4 UNANIMOUS VOTE. Notwithstanding the powers granted to a Member under the Act, the following decisions by the Company will require the affirmative vote of all Members:

[a]  The approval of the Development Plan under Section 3.4;

[b]  The approval of Annual Budgets under Section 3.5;

[c]  The approval of any Additional Contribution under Section 4.2;

[d] The admission of an additional Member incident to the contribution of money or other property to the Company under Section 5.10;

[e]  The non pro rata distribution of assets in kind in Liquidation under
     Section  13.3;

[f]  The amendment of this Agreement under Section 17.1; and

[g] The merger of the Company with any other business entity as provided by governing law.

5.5 MANAGEMENT AGREEMENT.   Held as confidential to the company









5.6 REIMBURSEMENT. Upon compliance with such policies and procedures as the Company may from time to time adopt and except as otherwise provided in Section
4. 1, the Members win be reimbursed by the Company for all reasonable expenses incurred on behalf of the Company in connection with its business.

5.7 NO RESIGNATION OR RETIREMENT. Each Member agrees not to voluntarily resign or retire as a Member in the Company. However, if such voluntary resignation or retirement occurs in contravention of this Agreement, the withdrawing Member will, without further act, become a Transferee of such Ownership Interest (with the limited rights of a Transferee as set forth in Section 14.6). Any Member who resigns or retires from the Company in contravention of this Agreement will be liable to the Company and the other Members for proven monetary damages (but any such action or proposed action to resign or retire will not be subject to any equitable action for injunctive relief or specific performance).

5.8 POWERS. Each Member is an agent of the Company for the purpose of conducting its business and affairs. The act of any Member for apparently carrying on in the usual way of the Company's business or affairs binds the Company unless the Member so acting has, in fact, no authority to act for the Company in the particular matter and the Person with whom such Member is dealing has knowledge of such lack of authority. The act of any Member which is not apparently for the carrying on in the usual way of the Company's business or affairs does not bind the Company unless authorized in accordance with this Agreement. Each Member agrees to act on behalf of the Company only in compliance with this Agreement, and agrees that any act in contravention of this Agreement renders such Member liable to the Company and other Members for monetary damages and other relief.

5.9 SUBSTITUTE MEMBERS. A Transferee may be admitted as a substitute Member of the Company only upon the affirmative written agreement of a Majority In Interest of the Members (excluding the Transferor Member), effective upon a date specified (which must be on or after the effective date of the Transfer, as determined under Section 14.5). If after the transfer of an Ownership Interest, there are fewer than two continuing Members (including any Transferee admitted as a substitute Member), the Company will be dissolved as provided in
Article 12.

5.10 ADDITIONAL MEMBERS. Additional Members of the Company may be admitted incident to the contribution of money or other property to the Company (or otherwise) only upon the affirmative written agreement of all Members, effective upon a date specified.

5.11 OFFICERS. The Company may appoint and remove such officers as it determines to be necessary or desirable to carry out the day-to-day management of the Company. The Company's officers may include a president, one or more vice presidents, a secretary and a treasurer, as well as one or more assistant vice presidents, secretaries and treasurers. Such officers may also include a chief executive officer, chief operating officer and chief financial officer. Appointment as an officer or agent of the Company will not, of itself create any contract rights. The officers of the Company, acting in their capacity as such, will be agents acting on behalf of the Company as principal. No officer of the Company has the continuing exclusive authority to make independent business decisions on behalf of the Company without the approval of the Members as set forth in this Article.

ARTICLE 6: ALLOCATION OF PROFITS AND LOSSES

6.1 PROFITS AND LOSSES. For each Fiscal Year, Profits or Losses of the Company will be an amount equal to the Company's income or loss determined under the accrual method of accounting, in accordance with generally accepted accounting principles consistently applied.

6.2 GENERAL ALLOCATION RULE. Except as otherwise provided in (or until changed pursuant to) this Agreement, the Profits or Losses of the Company, including items of income, gain, loss and deduction for each Fiscal Year, will be allocated to the Members in proportion to their Profits Interests. The Profits Interests of the Members will be in proportion to the relationship the amount of their respective Capital Contributions in the aggregate bears to the sum of $ 36 million, adjusted as of the date of any change in the ratio of Capital Contributions; by way of illustration only, if the amount of a Member's Capital Contributions is $5 million, then that Members Profit Interest will be 13.88%. Appropriate adjustment during the Fiscal Year of any such change will be determined in accordance with Section 706 of the Code and the Section 706 Regulation to take into account the varying interests of the Members in the Company during such Fiscal Year, in the manner determined by the Company. For purposes of this Section 6.2, all Initial Contributions required of Roman Entertainment pursuant to Section 4.1 [b] shall be deemed made as of the date of execution and delivery of this Agreement.

6.3 EXCEPTION. Notwithstanding the general rule on allocation and for tax accounting purposes only and not for financial statement purposes or any other provision of this Operating Agreement, no cash shall be distributed to any Member if the effect thereof would be to create a deficit in his Capital Account balance or increase the deficit in his Capital Account below the sum of [1] the amount (if any,) which he is required to contribute to the Company and [2] said Member's share of gain which the Company would recognize upon a sale of its property for an amount equal to the balance of the non-recourse debt encumbering it, (the "Company's Minimum Gain") and such cash shall be retained by the Company and shall be distributed to the Member at the earliest time or times possible when such distributions will not cause such a deficit or increase such a deficit in the distributee's Capital Account balance. Notwithstanding the provisions of Section 6.2, the following allocations of net profits and net losses and items thereof shall be made:

[a] If in any taxable year there is a net decrease in the amount of the Company's Minimum Gain, each Member shall be allocated items of the Company's net profits for that year (and, if necessary, subsequent years) equal to that Member's share of the net decrease in the Company's Minimum Gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2)). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j). This Section 6.3 is intended to comply with the Minimum Gain Chargeback requirement in Treasury Regulation
     Section 1.704-2 and shall be interpreted consistently therewith.

[b] If during any taxable year a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
     Section 1.704-l(b)(2)(ii)(d)(4), (5), or (6), then items of net profits shall be specially allocated to each Member in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulation
     Section 1.704-(1)(b)(2)(ii)(d), the deficit in the Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3 [b] shall be made only if and to the extent that such Member has an adjusted Capital Account deficit after all other allocations provided for in this Article 6 have been tentatively made and as if this
     Section 6.3[b] were not in this Agreement. This Section 6.3[b] is intended to comply with the Qualified Income Offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.


It is the intent of the Members that the allocations provided for in this Operating Agreement have "substantial economic effect," as that term is defined in Section 704(b) of the Code. Notwithstanding anything in this Section 6.3 to the contrary, nothing contained in this Section 6.3 shall serve to restrict any distribution by the Company to any Member.

6.4 TAX ALLOCATIONS. Allocation of items of income, gain, loss and deduction of the Company for federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year. To the extent possible, principles identical to those that apply to allocations for federal income tax purposes win apply for state and local income tax purposes.

6.5 TRANSFER. Except as otherwise provided in Section 6.2, if an Ownership Interest is transferred during any Fiscal Year (whether by Transfer or liquidation of an Ownership Interest, or otherwise), the books of the Company will be closed as of the effective date of Transfer. The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor, and the Profits or Losses attributed to the period commencing on the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and Transferee, the Company may agree to allocate Profits and Losses for such Fiscal Year between the Transferor and Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

6.6 CONTRIBUTED PROPERTY. All items of income, gain, loss and deduction with respect to property contributed (or deemed contributed) to the Company will, solely for tax purposes, be allocated among the Members as required by Section 704(c) of the Code so as to take into account the variation between the tax basis of the property and its Fair Market Value at the time of contribution. For example, if there is built-in gain with respect to contributed property, upon the Company's sale of that property the pre-contribution taxable gain (as subsequently adjusted under the Section 704(c) Regulations during the period such property was held by the Company) would be allocated to the contributing Member (and such pre-contribution gain would not again create a Capital Account adjustment since the property was credited to Capital Account upon contribution at its Fair Market Value). Except as limited by the following sentence, the allocation of tax items with respect to Section 704(c) property to Members not contributing such property will, to the extent possible, be equal to the allocation of the corresponding book items made to such noncontributing Members with respect to such property. If book allocations of cost recovery deductions (such as depreciation or amortization) exceed the tax allocations of those items so that the ceiling rule of the Section 704(c) Regulations applies, any curative or remedial allocations of tax items will be made as the Company may determine. All tax allocations made under this provision will be made in accordance with Section 704(c) of the Code and the Section 704(c) Regulations.

6.7 TAX CREDITS. Any tax credit, and any tax credit recapture, will be allocated to the Members in the same ratio that the federal income tax basis of the asset (to which such tax credit relates) is allocated to the Members under the Section 46 Regulations, and if no basis is allocated, in the same manner as Profits are allocated to the Members under Section 5.2.

ARTICLE 7: DISTRIBUTIONS

7.1 CASH RESERVES. The Company will establish and maintain reasonable cash reserves for [a] operating expenses (other than depreciation, amortization or similar non-cash allowances), [b] capital improvements, [c] debt service, [d] working capital and [e] bankroll. The amount of such reserves will be as the Company may from time to time determine, and such amount will be allowed as a deduction in determining Net Operating Cash.

7.2 PRORATA DISTRIBUTIONS. No Distribution of Net Operating Cash will be made to the Members prior to December 31, 1996 (unless Dissolution occurs prior to such date). After such date, the Company will make quarterly Distributions of Net Operating Cash to the Members in proportion to their Capital Contributions. Notwithstanding the preceding sentence, no distributions will be made to the Members unless all principal (whether or not such amount is currently due) and accrued interest owed to any Member or Affiliate on indebtedness under Section
4.6 has been paid; this provision shall not apply to debt financings under
Section 3.3. Net Operating Cash will be distributed to the Members as the Company may from time to time determine. Any Net Sales Cash that is realized incident to the Dissolution and Liquidation of the Company will be distributed as provided in Article 13, with any Net Sales Cash that is realized other than incident to the Dissolution and Liquidation of the Company to be distributed in accordance with this Section 7.2.

7.3 NONPRORATA DISTRIBUTIONS. The Members intend that all Distributions will be made to the Members in proportion to their Capital Contributions. In the event any Distribution is not made in proportion to their Capital
Contributions, any excess Distribution to a Member will be treated as an advance or loan made by the Company to such Member, payable to the Company with Interest and on demand.

7.4 PAYMENT. Any Distribution will be made to a Member only if such Person owns an Ownership Interest on the date of Distribution, as reflected on the books of the Company.

7.5 WITHHOLDING. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Person. Each Member agrees to timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.

7.6 DISTRIBUTION LIMITATION. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members unless, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Capital Contributions) have been paid or there remains property of the Company sufficient to pay them


ARTICLE 8: MEETINGS OF MEMBERS

8.1 ANNUAL MEETING. Unless the Company determines (whether by vote or otherwise) that an annual meeting is not necessary or desirable, the annual meeting of the Members will be held on the second Tuesday of April in each year at 9:00 a.m. (local time) or at such other time as determined by any Member or Members owning more than 50% of the Profits Interests held by all Members by Notice to all other Members. The purpose of the annual meeting is to review the Company's operations for the preceding Fiscal Year and to transact such business as may come before the meeting. The failure to hold any annual meeting has no adverse effect on the continuance of the Company.

8.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called by any Member or Members owing at least 10% of the Profits interests held by all Members by Notice to all other Members.

8.3 PLACE. The Members may designate any place within the Las Vegas, Nevada metropolitan area as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting will be the Company's registered office in Nevada.

8.4 NOTICE. Notice of any annual meeting determined by resolution of the Members or of any special meeting must be given not less than 5 days nor more than 30 days before the date of the meeting. Such Notice must state the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.

8.5 WAIVER OF NOTICE. Any Member may waive, in writing, any Notice is required to be given to such Member, whether before or after the time stated in such Notice. Any Member who signs minutes of action (or Written consent or agreement) will be deemed to have waived any required Notice with respect to such action.

8.6 RECORD DATE. For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members, the date on which Notice of the meeting is first given will be the record date for the determination of Members. Any such determination of Members entitled to vote at any meeting of Members will apply to any adjournment of a meeting.

8.7 QUORUM. A quorum at any meeting of Member shall consist of Members owning at least 50% of the Profits Interests held by all Members. Any meeting at which a quorum is not present may adjourn the meeting to a place, day and hour without further Notice.

8.8 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members as set forth in Article 5 will be the act of the Company.

8.9 PROXIES. At meeting of Members, a Member may vote in person or by written proxy given to another Member. Such proxy must be signed by the Member or by a duly authorized attorney-in-fact and filed with the Company before or at the time of the meeting. No proxy will be valid after eleven months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by the Member giving the proxy will revoke the proxy during the period of attendance.

8.10 MEETINGS BY TELEPHONE. The Members may participate in a meeting by means of conference telephone or similar communications equipment by which all Members participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting- and waiver of any required Notice.

8.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members owning total Profits Interests sufficient for the particular action as set forth in Article 5. Action so taken is effective when sufficient

Members approving the action have signed the consent, unless the consent specifies a later effective date.


ARTICLE 9:  LIABILITY OF A MEMBER

9.1 LIMITED LIABILITY. Unless otherwise provided in the Articles or an agreement signed by the Member to be cleared, no Member of the Company is individually liable for the debts or liabilities of the Company.

9.2 LIABILITY TO COMPANY. Each Member is liable to the Company for [a] the Initial Contribution agreed to be made under Section 4.1 and any Additional Contribution agreed to be made under Section 4.2, and [b] any Capful Contribution or Distribution that has been wrongfully or erroneously returned or paid to such Person in violation of the Act, the Articles or this Agreement.



ARTICLE 10: INDEMNIFICATION

10.1 GENERAL.

[a] Mandatory Indemnification. The Company Will indemnify and hold harmless any Person who was or is a party (or is threatened to be made a party) to any Proceeding by reason of the fact that such Person was a Member, manager, employee or agent of the Company to the fullest extent permitted by the Act. Any such indemnification will apply to any Liability actually and reasonably incurred in connection with the defense or settlement of the Proceeding.

[b] Permissive lndemnification. For any event not covered by Section 10.1[a], indemnification may be made by the Company only as authorized in the specific case upon a determination by Members who own more than fifty percent (50%) of the Profits Interests owned by Members who are not parties to the Proceeding, and if All Members are parties to the Proceeding, by the written opinion of independent legal counsel that indemnification is proper in the circumstances. The Members acknowledge that the Act provides that indemnification may not be made with respect to acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law which is material to the cause of action (unless a court of competent jurisdiction otherwise determines).

10.2 EXPENSE ADVANCEMENT. With respect to the expenses actually and reasonably incurred by a Member who is a party to a Proceeding, the Company shall provide funds to such Member in advance of the final disposition of the Proceeding if the Member furnishes the Company with such Person's written affirmation of a good-faith belief that such Person has met the standard of conduct described in the Act, and the Member agrees in writing to repay the advance if it is subsequently determined that such Person has not met such standard of conduct.

10.3 INSURANCE. The indemnification provisions of this Article do not limit a Member's right to recover under any insurance policy or other financial arrangement by the Company (including any self-insurance, trust fund, letter of credit, guaranty or surety). If, with respect to any Liability, any Member receives an insurance or other indemnification payment which, together with any indemnification payment made by the Company, exceeds the amount of such Liability, then such Member will immediately repay such excess to the Company.

10.4 INDEMNIFICATION OF OTHERS. To the same extent that the Company will indemnify and advance expenses to a Member, the Company may indemnify and advance expenses to any officer, employee or agent of the Company or any Member. In addition, the Company may indemnify and advance expenses to any Company employee or agent to a greater extent than a Member.





ARTICLE 11: ACCOUNTING AND REPORTING

11.1 FISCAL YEAR. For income tax and accounting purposes, the Fiscal Year of the Company will end on December 31 in each year (unless otherwise required by the Code).

11.2 ACCOUNTING METHOD. For accounting purposes, the Company will use generally accepted accounting principles consistently applied in the casino industry.

11.3 TAX ELECTIONS. The Company will have the authority to make such tax elections, and to revoke any such election, as the Company may from time to time determine.

11.4 RETURNS. The Company will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

11.5 REPORTS. The Company will furnish a Profit or Loss statement and a balance sheet to each Member within a reasonable time after the end of each calendar quarter. The Company books will be closed at the end of each Fiscal Year and audited financial statements prepared showing the financial condition of the Company and its Profits or Losses from operations. Copies of these statements will be given to each Member. In addition, as soon as is practicable after the close of each Fiscal Year (and in any event by March 31 following the end of each Fiscal Year), the Company will provide each Member with all necessary tax reporting information.

11.6 BOOKS AND RECORDS. The following records of the Company will be kept at the Company's business office in Nevada, and will be available for inspection and copying by any Member at such Person's expense, during ordinary business hours:

[a] A current list of the full name and last known business address of each Member (and manager, if any);

[b] A copy of the Articles and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed);

[c] Copies of the Company's federal, state and local income tax returns and reports. and copies of any Company financial statements, for the three most recent years:

[d] Minutes, or minutes of action, of every annual and special meeting of the Members;

[e] To the extent not contained in this Agreement, any agreement or understanding among the Members which concerns required or agreed capital contributions. the agreed value and timing of such contributions, the time or event which may terminate membership in the Company, the method for determining Distributions, or any right to receive a return of any capital contribution; and

[f] All reports and records submitted to the Company by the Operator under the Management Agreement.

11.7 INFORMATION. Any Member has the right to inspect and copy the Company books and records as provided in Section 11.6 and to have a formal accounting of Company affairs whenever circumstances render it just and reasonable. In addition, subject to reasonable standards as established by the Company from time to time, and upon reasonable demand for any purpose reasonably related to the Member's interest as a Member, any Member has the right to obtain from the Company true and full information relating to the state of the Company's business and its financial condition.

11.8 BANKING. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.

11.9 TAX MATTERS PARTNER. Until farther action by the Company, Roman Entertainment, is designated as the tax matters partner under Section 623l
(a)(7) of the Code. The tax matters partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding. The Members will furnish the tax matters partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members. If an administrative proceeding with respect to a partnership item under the Code has begun, and the tax matters partner so requests, each Member will notify the tax matters partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The tax matters partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms ,Within 30 days from the date of settlement. If the tax matters partner does not file a petition for readjustment of the partnership items in the Tax Court, Federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The tax matters partner will timely notify the other Members in writing of its decision. Any notice partner or 5-percent group will notify any other Member its filing of any petition for readjustment.

11.10 NO PARTNERSHIP. The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely, for tax purposes, does not create or imply a general partnership between the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.


ARTICLE 12:  DISSOLUTION OF THE COMPANY

12.1 DISSOLUTION. Dissolution of the Company will occur upon the happening of any of the following events:

[a] An event of Withdrawal (as defined in Section 12.2) of Member, unless there are at least two remaining Members (including any Transferee admitted as a substitute Member) and the Company is continued as provided in Section 12.4;

[b] Upon Notice given to all other Members by Roman Entertainment if it determines, in its sole and absolute discretion, that [i] the land necessary for development of the Project has not been acquired, or is not under the control of the Company by no later than thirty (30) days next after the execution and delivery of this Operating Agreement; (ii) a gaming license for the Project is not obtainable from the Colorado Department of Gaming on acceptable terms, [iii] the Black Hawk City Council and the City Planning Department do not, or appear unlikely, to approve the Project, [iv] the operation of the Project is not, or appears unlikely, to be economically feasible, or [v] a regulatory detriment exists (as provided in Section 16.1);

[c] Upon exercise of a non-defaulting Member's option to cause Dissolution of the Company under Section 4.3[c] upon the failure of a Member to make a required Capital Contribution.

[d]  The unanimous written agreement of all Members; or

[e]  December 31, 2094.

12.2 EVENTS OF WITHDRAWAL. An event of Withdrawal of a Member occurs when any of the following occurs:

[a] With respect to any Member, upon the Transfer of all of such Members Ownership Interest (which Transfer is treated as a resignation);

[b] With respect to any Member, upon the voluntary withdrawal (including any resignation or retirement in contravention of Section 3.7) of the Member by Notice to all other Members;

[c] With respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

[d] With respect to any Member that is a partnership or a limited liability company, upon dissolution of such entity;

[e] With respect to any Member who is an individual, upon either the death or retirement of the individual, or upon such Person's insanity or the entry by a court of competent jurisdiction of an order adjudicating the individual to be incompetent to manage such individual's person or estate;

[f]  With respect to any Member that is a trust, upon termination of the trust;

[g] With respect to any Member that is an estate, upon final distribution of the estate's Ownership Interest;

[h]  With respect to any Member, the bankruptcy of the Member; or

[i] Any other event which terminates the continued membership of a Member in the Company.


Within 30 days following the happening of any event of Withdrawal with respect to a Member, such Member must give Notice of the date and the nature of such event to the Company. This Notice is required in order to enable the remaining Members to continue the Company under Section 12.4 if such remaining Members desire to avoid a Dissolution and Liquidation of the Company. Any Member failing to give such Notice will be liable in damages for the consequences of such failure as otherwise provided in this Agreement. Upon the occurrence of an event of Withdrawal with respect to a Member, such Member will cease to have voting rights under
Article 5, and such Member's Ownership Interest will be deemed transferred to such Member's Transferee or other successor in interest (which Person, unless already a Member in such capacity, will have only the limited rights of a Transferee as set forth in Section 14.6, unless and until admitted as a substitute Member).

12.3 BANKRUPTCY . The bankruptcy of a Member will be deemed to occur when such Person: [a] files a voluntary petition in bankruptcy, [b] is adjudged a bankrupt or insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding, [c] files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, [d] files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of this nature, or [e] seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of such Person's properties. In addition, the bankruptcy of a Member will be deemed to occur if any proceeding filed against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed within 120 days or if the appointment without the Member's consent (or acquiescence of a trustee, receiver or liquidator of the Member or of All or any substantial part of such Person's properties) is not vacated or stayed within 90 days (or if after the expiration of any stay, if the appointment is not vacated within 90 days).

12.4 CONTINUATION. In the event of Withdrawal of a Member, the Company will be continued if, within 90 days following such event, there is an affirmative written agreement of a Majority In Interest of all the remaining Members to continue the Company's business as a limited liability company under the Act and this Agreement. Any Transferee admitted as a substitute Member will be treated as a remaining Member. If the business of the Company is so continued, an event of Withdrawal of one or more Members will not cause the Dissolution of the Company. If the business of the Company is so continued, with respect to any Member as to which an event of Withdrawal has occurred, such Member or such Member's Transferee or other successor-in-interest (as the case may be) will, without further act, become a Transferee of such Ownership Interest (with the limited rights of a Transferee as set forth in Section 14.6, unless and until admitted as a substitute Member). If the Company is not continued as above provided, the Company will be treated as dissolved as of the end of such 90-day period.


ARTICLE 13: LIQUIDATION

13.1 LIQUIDATION. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. The Member owning the largest Ownership Interest who has not wrongfully caused the event of Dissolution, or if such Person fails to act, any Person appointed by Members owing more than 50% of the Profits Interests held by an Members, will act as liquidating trustee. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members and credited or charged to Capital Accounts in accordance with the provisions of Articles 4 and 6. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidation process as such Person deems necessary. Until the filing of articles of dissolution as provided in 13.6, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 13.2.

13.2 PRIORITY OF PAYMENT. The assets of the Company will be distributed in Liquidation of the Company in the following order:

[a] First, to non-Member creditors of the Company in order of priority as provided by law in payment of unpaid liabilities of the Company to the extent required by law or under agreements with such creditors;

[b] Second, to the setting of any reserves which the Members reasonably deem necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the conduct of the Company's business. At the expiration of such period as the Members reasonably deem advisable, the balance thereof shall be distributed in accordance with this Section 13.2;

[c] Third, to any Member for any other loans or debts owing to such Member by the Company;

[d] Fourth, to All Members in proportion to their Capital Account balances to the extent allowable under Section 6.3 until their Capital Account balances are reduced to zero; and,

[e] Fifth, the balance, if any, to all Members in proportion to their Profits Interests percentages under Section 6.2

13.3   DISTRIBUTION TO MEMBERS.  Distributions in Liquidation due to the
Members may be made by either or a combination of the following methods:
selling the Company assets and distributing the net proceeds, or by distributing the Company assets to the Members at their net Fair Market Value in kind. Any liquidating Distribution in kind to the Members may be made either by a pro rata Distribution of undivided interests or, upon the affirmative Vote of all Members, by non pro rata Distribution of specific assets at Fair Market Value on the effective date of Distribution. Any Distribution in kind may be made subject to, or require assumption of, liabilities to which such property may be subject, but in the case of any non pro rata Distribution only upon the express written agreement of the Member receiving the Distribution. Each Member hereby agrees to save and hold harmless the other Members from such Member's share of any and all such liabilities which are taken subject to or assumed. Appropriate and customary prorations and adjustments shall be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member.


13.4   NO RESTORATION OBLIGATION.  Except as otherwise specifically provided in
Article 9, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company. Furthermore, each Member will look solely to the assets of the Company for the return of such Member's Capital Contribution and Capital Account.

13.5 LIQUIDATING REPORTS. A report will be submitted with each liquidating distribution to Members, showing the collections, disbursements and distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and distributions, will be submitted upon completion of the liquidation process.

13.6 ARTICLES OF DISSOLUTION. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file articles of dissolution (to cancel its Articles of Organization) with the Colorado Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

13.7 WAIVER OF CERTAIN RIGHTS. Each Member agrees that irreparable damage would occur if any such Person should bring an action in court to dissolve the Company. Accordingly, each Member accepts the provisions under this Agreement as such Person's sole entitlement on Dissolution of the Company and waives and renounces (to the fullest extent permitted by law) such Person's right to seek a judicial dissolution under the Act or to seek the appointment by a court of a liquidating trustee for the Company. If, following an event of Withdrawal, the Company is continued as provided in Section 12.4, each Member waives any right such Person has or might have, except as specifically set forth in this
Agreement: [a] to have the Company's property applied to discharge its liabilities, [b] to object to the possession by the Company of its assets, [c] to a formal accounting or settlement of accounts, and [d] to require the Company to secure any bond, or otherwise to secure payment of any amount due such Person under this Agreement.


ARTICLE 14: TRANSFER RESTRICTIONS

14.1 GENERAL RESTRICTION. Except as specifically provided in Section 4.9[d], no Person may Transfer all or any part of such Person's Ownership Interest in any manner whatsoever except: [a] to a Permitted Transferee as set forth in
Section 14.3 or [b] after full compliance with the right of first refusal set forth in Section 14.4, and in either case only if the requirements of Section
14.5 have also been satisfied. Any other Transfer of all or any part of an Ownership Interest is null and void, and of no effect. Any Member who makes a Transfer of all of such Member's Ownership Interest will be treated as resigning from the Company on the effective date of such Transfer. Any Member who makes a Transfer of part (but not all) of such Member's Ownership Interest will continue as a Member (with respect to the interest retained), and such partial Transfer will not constitute an event of Withdrawal of such Member. The rights and obligations of any resigning Member or of any Transferee of an Ownership Interest will be governed by the other provisions of this Agreement.

14.2 NO MEMBER RIGHTS. No Member has the right or power to confer upon any Transferee the attributes of a Member in the Company. The Transferee of all or any part of an Ownership Interest by operation of law does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

14.3 PERMITTED TRANSFEREE. Subject to the requirements set forth in Section 13.5, a Person may Transfer all or any part of such Person's Ownership
Interest:

[a] To an Affiliate of such Person, but only if the Transfer does not change the beneficial ownership of such Person's Profits Interest and Capital Account (including any Transfer within a 100%-owned consolidated group of corporations);

[b]    To another Member,

[c]    To the Company; or

[d]    A transfer pursuant to Section 4.9[d].

14.4 RIGHT OF FIRST REFUSAL. Prior to any proposed Transfer of all or any part of an Ownership Interest, other than to a Permitted Transferee pursuant to
Section 14.3, the Transferor must obtain a Third Party Offer. The Third Party Offer must not be subject to unstated conditions or contingencies or be part of a larger transaction such that the price for the Ownership Interest stated in such Third Party Offer does not accurately reflect the Fair Market Value (reduced by the amount of associated liabilities) of such Ownership Interest. The Third Party Offer must contain a description of all of the consideration, material terms and conditions of the proposed Transfer. The Transferor will give Notice of the Third Party Offer to the Company, together with a written offer to sell the Ownership Interest (which is the subject of the Third Party Offer) to the Company on the same price and terms as the Third Party Offer.
The Company may accept such offer by the Transferor, in whole but not in part, by giving Notice to the Transferor within 30 days after Notice of such offer. The closing of such sale will be held at the Company's registered office in Colorado on a date to be specified by the Company which is not later than 60 days after the date of the Company's Notice of acceptance. At the closing, the Company will deliver the consideration in accordance with the terms of the Third Party Offer, and the Transferor will by appropriate documents assign to the Company the Ownership Interest to be sold, free and clear of all liens, claims and encumbrances. Subject to Section 14.5, if the Company has not accepted the offer to purchase and closed the purchase in accordance with this
Section 14.4, the Transferor will be free for a period of 60 days after the last day for such acceptance to sell all, but not less than all, of such Ownership Interest so offered, but only to the Third Party for a price and on terms no more favorable to the Third Party than the Third Party Offer. If such Ownership Interest is not so sold within such 60-day period (or within any extensions of such period agreed to in writing by the Company), all lights to sell such Ownership Interest pursuant to such Third Party Offer (without making another offer to the Company pursuant to this Section 14.4) will terminate and the provisions of this Article will continue to apply to any proposed future Transfer.

14.5   GENERAL CONDITIONS ON TRANSFERS.   No Transfer of an Ownership Interest
will be effective unless all of the conditions set forth below are satisfied:

[a] Unless waived by the Company, the Transferor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including, but not limited to, reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the organizational documents or filings as may be required by law);

[b] Unless waived by the Company, the Transferor delivers to the Company an opinion of counsel for the Transferor satisfactory in form and substance to the Company to the effect that the Transfer of the Ownership Interest is in compliance with the applicable federal and state securities laws, and a statement of the Transferee in form and substance satisfactory to the Company making appropriate representations and warranties in respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

[c] Unless waived by the Company, the Company receives an opinion from its counsel that [i] the Transfer does not cause the Company to lose its classification as a partnership for federal income tax purposes, and [ii] the Transfer, together with all other Transfers within the preceding twelve months, does not cause a termination of the Company for federal income tax purposes;

[d] The Transferor signs and delivers to the Company a copy of the assignment of the Ownership Interest to the Transferee;

[e] The Transferee signs and delivers to the Company its agreement to be bound by this Agreement; and

[f]  The Transfer is in compliance with the other provisions of this Article.

Notwithstanding the above, only the last two requirements will apply to a Transfer by operation of law and only the last three requirements will apply to a Transfer by intercorporate dividend, capital contribution, gift (or any other Transfer without consideration) to any other Permitted

Transferee. Except as the Company and the Transferee may otherwise agree, the Transfer of an Ownership Interest will be effective as of 12:01 a.m. (Mountain
Time) on the first day of the month following the month in which all of the above conditions have been satisfied. Upon the effective date, Section 6.2 will be deemed amended to reflect the new Profits Interests.

14.6 RIGHTS OF TRANSFEREES. Any Transferee of an Ownership Interest will, on the effective date of the Transfer, have only those rights of an assignee as specified in the Act and this Agreement unless and until such Transferee is admitted as a substitute Member. This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member; provided that, any Member who resigns or retires from the Company in contravention of Section
5.7 will have only the rights of an assignee as specified in the Act and this Agreement. Any Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement has no right [a] to participate or interfere in the management or administration of the Company's business or affairs, [b] to vote or agree on any matter affecting the Company or any Member, [c] to require any information on account of Company transactions, or [d] to inspect the Company's books and records. The only right of a Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement is to receive the allocations and Distributions to which the Transferor was entitled (to the extent of the Ownership Interest transferred) and to receive required tax reporting information. However, each Transferee of all or any part of an Ownership Interest (including both immediate and remote Transferees) will be subject to all of the obligations, restrictions and other terms contained in the Agreement as if such Transferee were a Member. To the extent of any Ownership Interest transferred, the Transferor Member does not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee. The Members acknowledge that these provisions may differ from the rights of an assignee as set forth in the Act, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.

14.7 SECURITY INTEREST. The pledge or granting of a security interest, lien or other encumbrance in or against all or any part of a Member's Ownership Interest does not cause the Member to cease to be a Member. Upon foreclosure or sale in lieu of foreclosure of any such secured interest, the secured party will be entitled to receive the allocations and Distributions as to which a security interest has been granted by such Member. In no event will any secured party be entitled to exercise any rights under this Agreement, and such secured party may look only to such Member for the enforcement of any of its rights as a creditor. In no event will the Company have any liability or obligation to any Person by reason of the Company's payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the Member to whom such Distributions would be payable. Any secured party will be entitled, with respect to the security interest granted, only to the Distributions to which the assigning Member would be entitled under this Agreement, and only if, as and when such Distribution is made by the Company. Neither the Company nor any Member will owe any fiduciary duty of any nature to a secured party. Reference to any secured party includes any assignee or successor-in-interest of such Person.

ARTICLE 15:  DISPUTE RESOLUTION

15.1   DISPUTES.  Except for the specific performance remedy set forth in
Section 15.5, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute (who may be any combination of the Company and any one or more of the Members) will attempt to resolve the dispute as set forth in Section 15.2 before proceeding to arbitration as provided in Section
15.3. Each Member and the Company waive all rights to seek remedies in any court (including the right to seek Dissolution by decree of court), and the right to jury trial. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

15.2 NEGOTIATION. If a dispute arises, any party to the dispute will give Notice to each other party. If the Company is not a party to the dispute, Notice will be given to the Company. After Notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

15.3 ARBITRATION. If, within 30 days after the Notice provided in Section 15.2, a dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

[a] All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the Notice provided in Section 15.2, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in
     Section 15.2, or if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in Denver, Colorado, and issue an award.

[b] To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with Colorado law. The arbitrator's decision will be made pursuant to the relevant substantive law of the State of Colorado. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal having jurisdiction.

[c] The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear all other costs and expenses as provided in Section 17.16. If one or more Members are included in the arbitration because of their membership or former membership in the Company, such group will collectively be treated as one party to the dispute (through the Company as a party).

ARTICLE 16:  PRIVILEGED LICENSE  PROTECTION

16.1 REGULATORY DETRIMENT. This Agreement is subject to the ongoing condition that neither Roman Entertainment nor any of its Affiliates will suffer, either directly or indirectly, any regulatory detriment because of the fact that Colorado Gold cannot be found suitable or qualified, or is determined to be undesirable, under any gaming regulatory law or by any regulatory body as to which either Roman Entertainment or any of its Affiliates is subject. At all times prior to the Dissolution of the Company, Colorado Gold agrees to cooperate in providing any information requested as to it, its Affiliates, or any of its operations or associations to any regulatory authority requesting the same in connection with the regulation of Roman Entertainment or any of its Affiliates. The determination of a regulatory detriment will be made by Roman Entertainment, in its sole and absolute discretion, and will entitle Roman Entertainment to cause a Dissolution of the Company. For purposes of this Article, Colorado Gold collectively includes any immediate or remote Transferee of its Ownership Interest (whether or not admitted as a substitute Member).

16.2 NO UNSUITABILITY KNOWLEDGE. Neither Colorado Gold nor Roman Entertainment is aware of any facts or circumstances which would make any Member or the officers, directors, managers, or owners (directly or indirectly) of such Member, a Person or entity unsuitable for licensing under applicable Colorado gaming laws, rules and regulations; however, we acknowledge that no specific investigation has been made for this purpose.


ARTICLE 17:  GENERAL PROVISIONS

17.1 AMENDMENT. This Agreement may be amended by the unanimous written agreement of the Members. Any amendment will become effective upon such approval, unless otherwise provided. Notice of any proposed amendment must be given at least 5 days in advance of the meeting at which the amendment will be considered (unless the approval is evidenced by duly signed minutes of action). Any duly adopted amendment to this Agreement is binding upon, and inures to the benefit of, each Person who holds an Ownership Interest at the time of such amendment, without the requirement that such Person sign the amendment or any republication or restatement of this Agreement. Notwithstanding any other provision of this Agreement, with respect to any Transferee not admitted as a substitute Member, no amendment to Section 6.2 (relating to the general allocation rule for allocation of Profits or Losses), Section 7.2 (relating to pro rata Distributions), Section 13.2 (relating to Distributions in Liquidation) and Section 17.1 (relating to amendment of this Agreement) will be effective, nor will such Person be required to make an Additional Contribution, without such Person's written consent.

17.2 REPRESENTATIONS. Each Member represents and warrants to each other Member that, as of the signing of this Agreement:

[a] Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

[b] Such Member has full power and authority to enter into and perform this Agreement;

[c] All actions necessary to authorize the signing and delivery of this Agreement, and the performance of obligations under it, have been duly taken;

[d] This Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member, and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws effecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

[e] No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by such Member;


[f] The signing, delivery and performance of this Agreement do not violate the organizational documents of such Member, or any material agreement to which such Member is a party or by which such Member is bound; and

[g] Such Member has had an opportunity to perform any due diligence deemed necessary or desirable.


17.3 UNREGISTERED INTERESTS. Each Member [a] acknowledges that the Ownership Interests are being offered and sold without registration under The Securities Act of 1933, as amended, or under similar provisions of state law, [b] represents and warrants that such Person is an accredited investor as defined for federal securities laws purposes, [c] represents and warrants that it is acquiring an Ownership Interest for such Person's own account, for investment, and with no view to the distribution of the Ownership Interest, and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of its Ownership Interest without registration under The Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

17.4   CONFIDENTIALITY. Held as confidential to the company

17.5 EXCLUSIVITY. During the term of this Agreement, no Member nor any of its Affiliates will seek to develop or engage in a casino gaming operating in the Black Hawk/Central City, Colorado area except through this Agreement. Additionally, without the prior consent of Roman Entertainment, which consent may be withheld in its sole and absolute discretion, neither Colorado Gold nor any of its Affiliates will enter into any arrangement or agreement with any Person or entity other than Roman Entertainment or any of its Affiliates regarding the sale or development of any property owned or controlled directly or indirectly by Colorado Gold in the Black Hawk/Central City, Colorado area. Notwithstanding any other provision of this Agreement, the Members acknowledge and agree that Colorado Gold's interest in Gold Mountain Development shall not be a violation of this exclusivity restriction, provided such interest does not expand beyond the scope set forth on the attached EXHIBIT C.

17.6 CONFLICTS. In the course of operating gaming at the Project, it is expected that information will be shared between the Project and other operations carried on by Affiliates of Roman Entertainment and Colorado Gold. Also, Affiliates of Roman Entertainment and Colorado Gold will be entitled to carry on existing gaming and hotel businesses, and to develop any new gaming or hotel business anywhere in the world, subject to the limitation in as to the Black Hawk/Central City, Colorado area. In the course of operating any such gaming and hotel businesses, Roman Entertainment and Colorado Gold and their respective Affiliates will be entitled to solicit customers in competition with the Project anywhere in the world (including in Black Hawk or Central City), and any such activities shall not be deemed to be a conflict of interest or breach of any fiduciary obligation on the part of Roman Entertainment or Colorado Gold.

17.7 BROKER. Colorado Gold acknowledges that it is represented by D.E. Frey & Co., which is its broker in connection with the transaction contemplated by this Agreement. Colorado Gold agrees that it is solely responsible for the payment of any fees or other compensation due to its broker and that neither the Company nor Roman Entertainment (or any of its Affiliates) shall be responsible for any portion of such fees or other compensation. Colorado Gold agrees to indemnify and hold harmless the Company and Roman Entertainment (and its Affiliates) from and against any claim to the contrary. Except as set forth in the two preceding sentences, no Member has dealt with any other broker or finder in connection with the transaction contemplated by this Agreement, and, in so far as it knows, no broker or other Person is entitled to any commission or finders fee in connection with this transaction based on any arrangement with such Member if this Agreement is ultimately consummated. Accordingly, each Member hereby indemnifies the other against such claim derived as the result of action by the indemnifying Member.

17.8 RELATIONSHIP WITH CONSULTANTS. To the extent consistent with the Development Plan, the Company will use reasonable efforts to maintain a continuing relationship with existing Project consultants, including Gerald Hines Interests and Parkhill Ivins. Anything to the contrary notwithstanding, the parties acknowledge and agree that the Company will not be obligated to use the service of any of the foregoing consultants in connection with the development of the Project.

17.9 WAIVER OF PARTITION RIGHT. Each Member waives and renounces any right that such Person may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any real property owned by the Company.

17.10 WAIVERS GENERALLY. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

17.11 EQUITABLE RELIEF.   Except as provided in Section 5.7, if any Person
proposes to Transfer all or any part of such Person's Ownership Interest in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

17.12 REMEDIES FOR BREACH. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. Except as provided in Section
5.7 and subject to the dispute resolution provisions of Article 14, the Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

17.13 ORIGINAL. This Agreement is signed in two original documents are to be delivered to each initial Member. A photocopy of this Agreement, as signed, will be delivered to each substitute or additional Member, and each such photocopy will be deemed to be an original document.

17.14 NOTICES. Any Notices (including any communication or delivery) required or permitted under this agreement will be in writing and will be addressed as follows:

 If to Roman Entertainment:  Roman Entertainment Corporation of Colorado
                             Caesars World, Inc.
                             3800 Howard Hughes Parkway - 16th Floor
                             Las Vegas, NV 89109
                             Telephone:   (702) 691-3941
                             Telecopier:   (702) 731- 9162
                             Attention: Peter G. Boynton, President

 With a copy to:             Caesars World, Inc.
                             3800 Howard Hughes Parkway - 16th Floor
                             Las Vegas, Nevada 89109
                             Telephone:              (702) 731-3493
                             Telecopier:             (702) 731-3789
                             Attention:              Roberto Rivera-Soto

 With a copy to:             Caesars World Gaming Development Corporation
                             c/o Caesars Palace
                             3570 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                             Telephone:              (702) 731-7702
                             Telecopier:             (702) 731-7696
                             Attention:              David A. Mitchell

 With a copy to              Sherman & Howard L.L.C.
                             633 17th Street, Suite 3000
                             Denver, CO 80202
                             Telephone:              (303) 299-8356
                             Telecopier:             (303) 298-0940
                             Attention:              James L. Cunningham, Esq.

 If to Colorado Gold:        Colorado Gold, Ltd.
                             3040 Post Oak Boulevard, Suite 675
                             Houston, TX 77056
                             Telephone:              (713) 621-2245
                             Telecopier:             (713) 621-6919
                             Attention:              H. Thomas Winn

 With a copy to:             Adams & Reese, L.L.P.
                             1100 Louisiana, Suite 5100
                             Houston, TX 77002
                             Telephone:              (713) 652-5151
                             Telecopier:             (713) 652-5152
                             Attention: Mark W. Coffin

All Notices may be made by mail, personal delivery, courier service or facsimile machine, and will be effective upon delivery. Any Member may change such Person's address by Notice to each other Member.

17.15 COSTS. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorneys fees, costs of bonds, and fees and expenses for expert witnesses) unless the arbitrator or other trier of fact determined otherwise in the interest of fairness.

17.16 INDEMNIFICATION. Each Member hereby indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense arising from or related to any act or failure to act of such Member which is in violation of this Agreement.

17.17 NAME. No use of the "Caesars" name, service mark, trademark or tradename is contemplated in connection with the Project or this Agreement, and no such use is granted or permitted without the specific written approval of Caesars World, Inc..

17.18 PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

17.19 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the Members with respect to its subject matter, and it supersedes all prior written and oral agreements (including that certain letter agreement referred to in Section 4.1). No amendment of this Agreement will be effective for any purpose unless it is made in accordance with Section 17. 1.

17.20 BENEFIT. The contribution obligations of each Member will inure solely to the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

17.21 BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Members and their permitted successors and assigns; provided that, any Transferee will have only the rights specified in Section 14.6 unless admitted as a substitute Member in accordance with this Agreement.

17.22 FURTHER ASSURANCES. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

17.23 HEADINGS. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

17.24 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an Illustrative sense rather than a limiting sense.

17.25 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado (except to the extent preempted by any federal law or the gaming laws of any state or govemmental agency having jurisdiction over the affairs of any Member). Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act.

In Witness Whereof, both of the initial MEMBERS have signed this OPERATING AGREEMENT of CAESARS BLACK HAWK, LLC, to be effective upon formation of the Company, notwithstanding the actual date of signing.




                                     ROMAN ENTERTAINMENT CORPORATION OF COLORADO a Colorado corporation


DATED: February 26, 1995             By: /s/ Peter G. Boynton
                                        ---------------------
                                        Peter G. Boynton, President



                                     COLORADO GOLD, LTD.,
                                     a Nevada corporation


DATED: March 7, 1995                 By: /s/ H. Thomas Winn
                                        -------------------
                                        H. Thomas Winn, President

                                   EXHIBIT  A

                                  DEFINITIONS


Act: the Colorado Limited Liability Company Act, as amended from time to time.

Additional Contribution:  a capital contribution (other than the Initial
                          Contribution) that a Member makes to the Company, as described in Section 4.2.

Agreement:                this Operating Agreement, as amended from time to
                          time.

Affiliate:                any Person controlling, controlled by or under common
                          control with a Member, including a Person controlled separately by a Member or collectively by the Members;
                          control means the ownership, directly or indirectly, of at least 50% of the voting power or equity ownership of a Person.

Annual Budget:            the Annual Budget for the Project, as approved by all
                          of the Members under Section 3.5.

Articles:                 the Articles of Organization of the Company as filed
                          under the Act, as amended from time to time,

Capital Account:          the book value capital account maintained under
                          Section 4.8.

Capital Contribution:     any contribution by a Member to the Company which is
                          either an Initial Contribution or an Additional
                          Contribution.

Capital Transaction:      any sale, exchange, condemnation (including any
                          eminent domain or similar transaction), casualty, financing, refinancing or other disposition with respect to any real or personal property owned by the Company which is not in the ordinary course of business.

Code: the Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).

Colorado Gold:            Colorado Gold, Ltd., a Nevada corporation, and its
                          successors and assigns (provided that any Transferee will become a substitute Member only in accordance with the Agreement).

Company: Caesars Black Hawk, LLC, as formed under the Articles and as operating under this Agreement.

Development Plan:         a written plan for development of the Project,
                          including detailed budgets, conceptual Project designs, entertainment themes, coordination of construction related activities and the pre-opening of the Project facility.

Dissolution:              the change in the relation of the Members caused by an
                          event of Withdrawal of a Member or as otherwise provided in Section 11.1.

Distribution:             a distribution of money or other property made by the
                          Company with respect to an Ownership Interest.

Fair Market Value:        as to any property, the price at which a willing
                          seller would sell and a willing buyer would buy such property having full knowledge of the relevant facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

Fiscal Year:              the fiscal and taxable year of the Company as
                          determined under this Agreement, including both
                          12-month and short taxable years.

Initial Contribution:     the initial capital contribution that a Member makes
                          to the Company, as described in Section 4.1.

Interest:                 the higher of [a] the base rate of the highest
                          effective yield to maturity payable by either the Company or any Member to a Third Party or [b] the prime rate quoted by Bank of America (or its successors) plus ten (10) percentage points, adjusted as of the day of any chance and based on a 365-day year and compounded quarterly; provided that, the interest rate may not exceed the highest rate allowed by governing law with respect to such loan.

Liability:                the obligation to pay any judgment, settlement,
                          penalty, fine or reasonable expense (including attorney's fees) incurred with respect to any Proceeding.

Liquidation:              the process of terminating the Company and winding up
                          its business under Article 12 after its Dissolution.

Losses: the Company's net loss (including deductions) for any Fiscal Year, determined under Section 5.1.


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
Majority In Interest:     more than 50% of the Profits Interests and more than
                          50% of the positive Capital Account balances, as determined for federal income tax purposes and as defined under the Act.

Member: a Person who is an initial Member of the Company, or who is subsequently admitted as a substitute or an additional Member as provided in this Agreement.

Net Operating Cash:       cash receipts of the Company from other than a Capital
                          Transaction, less payment of [a] operating expenses
                          (other than depreciation, amortization or similar non-cash allowances), [b] capital improvements and [c] debt service, as adjusted for additions to (or reductions of) cash reserves for any of the foregoing and for cash reserves for working capital and bankroll.

Net Sales Cash:           cash receipts of the Company from a Capital
                          Transaction, less payment or reasonable reserves for commissions and other costs related to the transaction and, in the case of a sale or other disposition, the payment of all debt secured by such property that is not taken subject to or assumed.

Notice: written notice (including any communication or delivery), actually given pursuant to Section 17.15.

Ownership interest:       with respect to each Person owning an interest in the
                          Company, all of the interests of such Person in the Company (including, without limitation, an interest in Profits ad Losses of the Company, a Capital Account interest, and all other rights and obligations of such Person under this Agreement), expressed as a percentage (carried to the nearest one-thousandth of a percent, if other than an even percentage), as initially set forth in Section 1.3 and as subsequently changed in accordance with this Agreement.

Permitted Transferee:     a Person described in Section 14.3 to whom an
                          Ownership Interest may be transferred without compliance with a right of first refusal.

Person: an individual, corporation, trust, partnership, limited liability company, limited liability association, unincorporated organization, association or other entity.

Proceeding:               any threatened, pending or completed claim, action,
                          suit or proceeding, whether formal or informal, and whether civil, administrative, investigative or criminal.

Project: the development of a casino gaming operating in Black Hawk, Colorado, as contemplated by this Agreement.

Profits: the Company's net profit (including income and gains) for any Fiscal Year, determined under Section 5.1.

Profits Interest:         each Member's (or Transferee's) percentage interest
                          (carried to the nearest one-thousandth of a percent, if other than an even percentage), in the Profits of the Company, determined under Section 6.2.

Regulations:              the Treasury Regulations (including temporary
                          regulations) promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

Roman Entertainment:      Roman Entertainment Corporation of Colorado, a
                          Colorado corporation, and its successors and assigns
                          (provided that any Transferee will become a substitute
                          Member only in accordance with the Agreement).

Third Party:              with respect to any Member, a Person other than an
                          Affiliate.

Third Party Offer:        a bona fide, non-collusive, binding, arms'-length
                          written offer from a Third Party stated in terms of U.S. dollars.

Transfer:                 a sale, exchange, assignment or other disposition,
                          whether voluntary or by operation of law.

Transferee:               a Person to whom an Ownership Interest is transferred
                          in compliance with this Agreement.

Transferor:               a Person who transfers an Ownership Interest in
                          compliance with this Agreement.

Withdrawal:               the occurrence of an event with respect to a Member
                          which terminates membership in the Company, as provided in Section 12.2.



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


                                   EXHIBIT B

                 INITIAL CAPITAL CONTRIBUTION OF COLORADO GOLD

1. Those portions of the following properties which are set forth in the boundary survey of Clear Mountain Surveying, Inc., dated February 7, 1996, under Job No. K109500B, but excluding Lots 9 and 10 of Block 51 (shaded in yellow), a true and correct copy of which is attached hereto and made a part hereof by reference:

[a]  The MARY ANN KELLY TRACT, described in Book 227, page 244;

[b]  The A.H. WHITFORD TRACT, described in Book 227, page 244;

[c]  The JOHN BROHL TRACTS, A-B-C, described in Book 150, page 388,413;

[d] That portion of the STEVENS TRACT, described in Book 150, page 386 lying South of the South Line of Block 51;

[e] The WABASH LODE Mining Claim, U. S. Survey No. 42, together with an undefined easement for a water line to North Clear Creek, set forth in instrument recorded November 7, 1975 in Book 296, page 76, except that portion which is in conflict with Lots 2, 3 and 4, Block 51, City of Black Hawk;

[f] The PLUMBIC LODE, City title book 135, at page 475, except the Wabash lode, Survey No. 42, the Senator Lode, Survey No. 423, the Merchant Lode, Survey No. 244, the Running Lode, Survey No. 592, the Montgomery Lode, Survey No. 5160, and the Bant, the Electa, the Eliza Jane, the Everett, the East Chemung and the Morning star Lode and that part of Block 51, City of Black Hawk deeded in Book 56 at page 259,


All properties are in the City of Black Hawk, County of Gilpin, State of Colorado.

2. Those premises commonly described at the "Weaver Parcel" which were subject to the "Weaver Option." Lots 9 and 10, Block 51, City of Black Hawk, County of Gilpin, State of Colorado.

3. Those premises commonly described at the "Woodall Parcel" which were subject to the "Woodall Option." Lots 11and 21, Block 51, and Lots 1 through 18, Block 52, City of Black Hawk, County of Gilpin, State of Colorado.

Subject to the following encumbrances:

A. A $350,000.00 lien created by that certain Deed of Trust dated May 11, 1995 in favor of River Oaks Trust Company on behalf of certain note holders; and,

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



B. The requirements of the United States Environmental Protection Agency as set forth in that certain Administrative Order on Consent dated June 6, 1995,

which encumbrances are subject to the provisions of Section 4.1[a] of the Operating Agreement.





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






                                   EXHIBIT C
                       SCOPE OF GOLD MOUNTAIN DEVELOPMENT

     Commercial and residential real estate activity of any kind, including the operation of developed commercial and residential projects, by Nevada Gold & Casinos, Inc., Colorado Gold, Ltd., or any of their affiliates, including Gold Mountain L.L.C., on lands primarily located adcajacent to or in the vicinity of the Gaming District of Black Hawk, Colorado, and lands located in sections 7, 17 and 18 of Gilpin County, Colorado, but not limited to those specific areas, PROVIDED, HOWEVER, that such activity shall not include any state regulated gaming activities.








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